                                                                    Exhibit 99.1
                       [iVILLAGE LOGO]
FOR IMMEDIATE RELEASE


            iVillage Revenues Increase 41% on a Year-over-Year Basis,
                                 Losses Decline

                     -Company Further Expands Brand Offline-

NEW YORK - August 7, 2002 - iVillage Inc. (Nasdaq: IVIL), a leading women's media company and the number one source for women's information online, today announced financial results for the second quarter ended June 30, 2002.

Second quarter 2002 revenues increased to $16.1 million. This is a 7% increase compared to revenues of $15.1 million for the first quarter of 2002 and a 41% increase compared to revenues of $11.4 million for the second quarter of 2001. iVillage reported a net loss for the second quarter of 2002 of $3.6 million, or ($0.07) per share. This compares to a net loss of $18.5 million, or ($0.56) per share, for the same period a year ago and a net loss for the first quarter 2002 of $17.9 million, or ($0.34) per share.

iVillage reported Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) of $0.1 million for the second quarter 2002, excluding certain non-cash expenses(1). This compares to an EBITDA loss of $9.7 million for the same period a year ago, excluding restructuring charges and certain non-cash expenses(2).

Douglas W. McCormick, Chairman and Chief Executive Officer commented, "In one of the toughest economies in decades, we have delivered four consecutive quarters of pro forma EBITDA profits, grew our year-to-year revenues by 41% and our metrics continue to reach all-time highs. The continued support from advertisers, our disciplined cost management, and the roll out of new commerce products, strongly positions iVillage to benefit from an upward turn in the economy."

At the end of the second quarter 2002, iVillage had $35.2 million in cash, cash equivalents and restricted cash on its balance sheet compared to $37.4 million at the end of the first quarter 2002. The Company continues to carry no debt.

                                RECENT HIGHLIGHTS

                                     Metrics

iVillage's key metrics continued to remain strong during the second quarter:

o iVillage had 31.5 million unique quarterly visitors during the second quarter of 2002(3), up from 30.6 million unique quarterly visitors during the first quarter of 2002.

o iVillage traffic grew to an all-time quarterly high with 389.4 million average monthly pageviews during the second quarter 2002, an increase of nearly 54% when compared to 252.4 million average monthly pageviews for the same period in 2001.

o    #1 women's community site and the #3 community site overall on the Web(4).

o iVillage ranks 22nd out of comScore Media Metrix's top 50 Web and Digital Media properties for June 2002. With more than 15.8 million unique monthly visitors, iVillage reaches 13.2% of the online population5.

o According to comScore Media Metrix, visitors returned an average of 2.5 times per month in June 2002.

o    iVillage had 9.96 million members, an increase of 42% over membership of
     7.02 million for the same period a year ago.

o Substance.com, iVillage and Unilever's online beauty venture, continues to be the #1 beauty content destination online.

                             Focusing on Advertisers

iVillage continued to break new ground with advertisers during the second quarter. As part of our program to spur the use of the Internet, we created an innovative program for Unilever to encourage them to allocate more of their advertising commitment to iVillage this quarter. Companies advertising for the first time, or expanding their relationship with iVillage through the addition of new brands, include: Frito Lay, Home Depot, Best Buy, General Electric, L'Oreal, Levi's, Mass Mutual, Tom's of Maine, WE (Women's Entertainment), Whirlpool, and A&E's "The View," among others.

As part of the Company's ongoing efforts to optimize user experience, iVillage recently announced plans to eliminate pop-up advertisements on its network of sites by the end of the third quarter of 2002 (iVillage release: July 29, 2002). This move, which has been applauded by advertisers and industry leaders, was based on an iVillage/Vividence survey showing that 92.5% of women found pop-up advertising to be the most frustrating feature of the Web. In addition to alternate ad formats, multi-sized IAB standard ad units and pop-unders will remain on the site, as well, and iVillage will continue to offer ad placements in newsletters and member mailings. iVillage research has showed these formats to be the most preferred by women while also extremely effective in delivering messages to consumers.

                     Launching Advertiser/Sponsor Promotions

During the second quarter, iVillage continued to launch many online and offline programs for its clients including customized promotions; some of the larger programs include:

Revlon High Dimension: iVillage and Revlon teamed up for the 9-city "High Dimension Across America" tour, where visitors can get expert advice on hair-coloring techniques and the colors that work best for them. A customized version of iVillage's tool, the Makeover-o-Matic, was used in kiosks for the tour, which provides visitors with an interactive way of trying new Revlon hair shades. The kiosk takes the visitor's picture, and from there she can choose any hairstyle and shade that she desires, with the assistance of a Revlon representative. Visitors walk away with a color printout of their new hairstyle. iVillage branding was incorporated on the physical kiosk, as well as on the printouts previously mentioned.

Warner Bros.: iVillage and Warner Bros. launched a custom sponsorship program to promote the release of The Divine Secrets of the Ya-Ya Sisterhood. Warner Bros. was the official sponsor of an essay contest, Celebrate Your Friendship, on iVillage. The contest asked site visitors to submit a 100- to 300-word essay describing how they stay close with their friends.

Guiding Light & As The World Turns: iVillage launched two separate tune-in and win sweepstakes during the second quarter. Both programs were supported offline with pages in Country Living, Good Housekeeping and Redbook, and took advantage of iVillage's new Scratch & Win technology, which allows visitors to virtually "scratch" an online instant -win game card. The grand prizes were a trip for two to New York for the 50th Anniversary Party of Guiding Light and a guided backstage tour of As The World Turns.

Unilever Best Foods' MyMeals.com: iVillage developed an email newsletter for Unilever Best Foods' Web site: MyMeals.com. The goal of the newsletter is to acquire and develop "Most Valued Customers" for the many Unilever Best Foods brands by providing meal solutions, recipes and quality food related content twice monthly in email messages. iVillage is providing the editorial content for the newsletter, meal plans, graphic design and complete list management and distribution services. To date, the newsletter has received above-average open rates and click-throughs to the MyMeals.com Web site. The success of the MyMeals newsletter reinforces iVillage's position as an industry leader in the packaging and distribution of targeted, relevant content, which generally results in increases in customer acquisition and retention.

Based on the success of the MyMeals newsletter Unilever Best Foods contracted iVillage to graphically redesign the MyMeals.com Web site and take over editorial responsibility for the site. The revamped MyMeals.com Web site was launched in July.

                           Brand Extension Initiatives

iVillage and Rutledge Hill Press, publisher of the New York Times' bestsellers I Hope You Dance, the Life's Little Instruction Book series, and Cooking With Friends, announced that the companies will publish the iVillageSolutions Book Series (iVillage release: July 16, 2002). The first four books are expected to launch during the first two quarters of 2003 and the companies plan to publish approximately 6 - 12 books a year. Topics will reflect the breadth and depth of offerings on iVillage.com and draw on anecdotes from iVillage visitors and editors. The books are slated to sell in major offline outlets including bookstores, mass merchandisers and gift boutiques. They will also be marketed and promoted throughout the iVillage network. iVillage will receive a share of royalties from the sale of all books.

As noted in The New York Times (In New Tack, iVillage Looks Beyond Ad Revenue, June 17, 2002) the Company continues to expand its brand, through the introduction of a line of iVillage-branded vitamins and nutraceutical supplements. Over the next few weeks, iVillage will introduce nearly 35 vitamins and supplements, which will be sold via the iVillage site. The supplements, which will fall under the iVillageSolutions brand, have a unique packaging and are named not as the alphabet (Vitamin A, Vitamin E) or the periodic table (Zinc, Iron) but based on how these supplements help women. Names include
Bone Support, Energy Up, PMS Peacemaker, See Clearly and Mommy Must Haves, to name a few.

The products will launch with a specially created interactive Supplement Finder. Visitors will fill in their basic health information, including age, and the Supplement Finder will give them a list of personalized recommendations, with links to buy the products.

Additional products are planned to launch over the next 12 months.

                                Wellness Channel

iVillage continues its expansion into television and set its first program schedule for The Wellness Channel. A special from Discovery Health Channel, PBS' Frontiers of Medicine and six original productions are all included in the initial programming line-up. The Wellness Channel is a satellite television network with programming geared toward providing information to help individuals lead healthier lives.

                              Hearst Subscriptions

iVillage continued to see solid traction in selling Hearst magazine subscriptions. So far this year, site visitors purchased nearly 100,000 subscriptions. iVillage receives revenue from each subscription purchased by its visitors.

                                 Conference Call

iVillage will hold a conference call to discuss its second quarter 2002 financial results today at 11:00 AM (EDT). The conference call will be broadcast live on the Internet and will be available on the Investor Relations section of iVillage's Web site, located at www.ivillage.com/investor, and on Street Events, located at www.streetevents.com. A replay of the conference call will be available on iVillage's Investor Relations Web site from 1:00 PM (EDT) Wednesday, August 7, 2002 until 1:00 PM (EDT) Friday, August 9, 2002.

About iVillage Inc.
iVillage Inc. is a leading women's media company and the number one source for women's information online. iVillage includes iVillage.com, Women.com, Business Women's Network, Lamaze Publishing, The Newborn Channel, iVillage Solutions, Promotions.com and Astrology.com. iVillage.com is a leading online women's destination providing practical solutions and everyday support for women 18 and over. Lamaze Publishing produces advertising-supported educational materials for expectant and new parents. The Newborn Channel is a satellite television network in approximately 1,100 hospitals nationwide.

iVillage.com is organized into branded communities across multiple topics of high importance to women and offers interactive services, peer support, content and online access to experts and tailored shopping opportunities. Content areas include Astrology, Babies, Beauty, Diet & Fitness, Entertainment, Food, Health, Home & Garden, Lamaze, Money, Parenting, Pets, Pregnancy, Relationships, Shopping, and Work.

Established in 1995 and headquartered in New York City, iVillage Inc. (Nasdaq:
IVIL) is recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third party providers and partners, and (vi) the impact of pending litigation on iVillage's business and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

                                      #     #     #

CONTACTS:
Media:                                      Analysts and Investors:
iVillage                                    The Abernathy MacGregor Group
Carl Fischer                                Carina Thate
212.600.6502                                212.371.5999
cfischer@mail.ivillage.com                  CCT@abmac.com

--------

(1) Non-cash expenses relate to iVillage's agreements with Hearst and option/warrant issuance expense.
(2) Non-cash expenses relate to option/warrant issuance expense.
(3) IBM SurfAid, June 2002.
(4) comScore Media Metrix, June 2002
(5) comScore Media Metrix custom report, June
    2002.

                         iVillage Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                                           Three months ended June 30,     Six months ended June 30,
                                                                           ---------------------------     -------------------------
                                                                              2002          2001               2002          2001
                                                                            --------      --------           --------      --------
Revenues                                                                    $ 16,072      $ 11,449           $ 31,139      $ 24,022

Operating expenses:
  Editorial, product development and technology                                7,302         8,408             13,983        17,021
  Sales and marketing                                                          5,471         7,685             10,672        16,006
  Sales and marketing - NBC/Hearst expenses                                      708         2,140              1,592         2,780
  General and administrative                                                   3,308         3,611              6,122         6,539
  Termination of NBC advertising contract                                       --            --                5,359          --
  Restructuring charge                                                          --           3,640               --           4,283
  Depreciation and amortization                                                2,975         5,143              5,934         9,439
                                                                            --------      --------           --------      --------
     Total operating expenses                                                 19,764        30,627             43,662        56,068
                                                                            --------      --------           --------      --------
     Loss from operations                                                     (3,692)      (19,178)           (12,523)      (32,046)

Interest income, net                                                             122           563                285         1,421
Other income, net                                                               --            --                 --              87
Writedown of investments                                                        --            --                 --            (104)
Loss from unconsolidated joint venture                                          --            --                 --            (127)
                                                                            --------      --------           --------      --------
Net loss before minority interest and cumulative effect
   of accounting change                                                       (3,570)      (18,615)           (12,238)      (30,769)
Minority interest                                                                (34)          130                (81)          109
                                                                            --------      --------           --------      --------
Net loss before cumulative effect of accounting change                        (3,604)      (18,485)           (12,319)      (30,660)
Cumulative effect of accounting change                                          --            --               (9,181)         --
                                                                            --------      --------           --------      --------
Net loss                                                                    $ (3,604)     $(18,485)          $(21,500)     $(30,660)
                                                                            ========      ========           ========      ========

Basic and diluted net loss per share                                        $  (0.07)     $  (0.56)          $  (0.40)     $  (0.97)
                                                                            ========      ========           ========      ========
Weighted average shares of common stock outstanding
used in computing basic and diluted net loss per share                        54,860        33,250             54,135        31,487
                                                                            ========      ========           ========      ========
Other supplemental information:
EBITDA loss                                                                 $   (717)     $(14,035)          $ (6,589)     $(22,607)
                                                                            ========      ========           ========      ========

Pro Forma EBITDA results exclude the effects of the following non-cash and one time charges:
Termination of NBC advertising contract                                     $   --        $   --             $  5,359      $   --
Non-cash print advertising costs                                            $    708      $   --             $  1,165      $   --
Expense recognized in connection with the issuance
   of warrants and stock options                                            $     69      $    680           $    503      $  1,375
Restructuring charges                                                       $   --        $  3,640           $   --        $  4,283
                                                                            --------      --------           --------      --------
                                                                            $     60      $ (9,715)          $    438      $(16,949)
                                                                            ========      ========           ========      ========

                         iVillage Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets

                                 (in thousands)
                                   (Unaudited)

                                                                                              June 30,              December 31,
                                                                                                2002                    2001
                                                                                           ------------            ------------
                     ASSETS:
Current assets:
  Cash and cash equivalents                                                                   $ 26,681                $ 29,831
  Accounts receivable, net                                                                       7,963                   6,722
  Other current assets                                                                           8,198                  13,668
                                                                                              --------                --------
    Total current assets                                                                        42,842                  50,221

Restricted cash                                                                                  8,474                   8,474
Fixed assets, net                                                                               19,778                  21,465
Goodwill and intangible assets, net                                                             44,781                  51,903
Other assets                                                                                       319                     324
                                                                                              --------                --------
    Total assets                                                                              $116,194                $132,387
                                                                                              ========                ========

      LIABILITIES and STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable and accrued expenses                                                         $ 13,675                $ 16,070
Deferred revenue                                                                                 3,833                   2,734
Deferred rent                                                                                      348                     348
Net current liabilities of discontinued operations                                                  93                     103
                                                                                              --------                --------
    Total current liabilities                                                                   17,949                  19,255

Deferred rent, net of current portion                                                            4,100                   4,273
                                                                                              --------                --------
    Total liabilities                                                                           22,049                  23,528

Minority interest                                                                                  188                     102

Commitments and contingencies

Stockholders' equity                                                                            93,957                 108,757
                                                                                              --------                --------
    Total liabilities and stockholders' equity                                                $116,194                $132,387
                                                                                              ========                ========

iVillage Inc. and Subsidiaries
Quarterly Income Statement ($ in Million except for per share amounts)
(Unaudited)


                                                                                      Mar-01        Jun-01        Sep-01
Revenue                                                                             $ 12.573      $ 11.449      $ 18.066
Growth q-q                                                                               -33%           -9%           58%
Growth Y/y                                                                               -31%          -41%          -38%


Editorial, product development & technology                                            8.613         8.408         8.171
  % of Revenues                                                                           69%           73%           45%
Sales and marketing                                                                    8.961         9.825         8.008
  % of Revenues                                                                           71%           86%           44%
General and administrative                                                             2.928         3.611         3.642
  % of Revenues                                                                           23%           32%           20%
Termination of NBC advertising contract                                                    -             -             -
  % of Revenues                                                                            0%            0%            0%
Restructuring charges                                                                  0.643         3.640             -
  % of Revenues                                                                            5%           32%            0%
Depreciation and amortization                                                          4.296         5.143         7.092
  % of Revenues                                                                           34%           45%           39%
                                                                                -------------------------------------------
Total operating expenses                                                              25.441        30.627        26.913
  % of Revenues                                                                          202%          268%          149%
                                                                                -------------------------------------------
Loss from operations                                                                 (12.868)      (19.178)       (8.847)

Interest income, net                                                                   0.858         0.563         0.620
Other income/(expense), net                                                            0.087             -        (0.147)
Writedown of investments                                                              (0.104)            -             -
Gain on sale of assets                                                                     -             -         0.385
Loss from unconsolidated joint venture                                                (0.127)            -             -
Minority interest                                                                     (0.021)        0.130        (0.052)
Cumulative effect of accounting change                                                     -             -             -
                                                                                -------------------------------------------
Net loss                                                                            $(12.175)    $ (18.485)     $ (8.041)

Net loss per share                                                                   $ (0.41)      $ (0.56)      $ (0.15)
 Shares outstanding                                                                     29.7          33.3          54.5

Additional Financial Information
Revenue from barter                                                                    0.535         0.799         0.435
  % of Revenues                                                                            4%            7%            2%
Sales and marketing related to NBC/Hearst                                              0.640         2.140         1.591
EBITDA                                                                                (8.572)      (14.035)       (1.755)
EBITDA - excluding NBC/Hearst                                                         (7.932)      (11.895)       (0.164)


                                                                                Dec-01        FY 01         Mar-02      Jun-02
Revenue                                                                      $ 17.953     $ 60.041       $ 15.067    $ 16.072
Growth q-q                                                                         -1%                        -16%          7%
Growth Y/y                                                                        -33%         -41%            20%         40%


Editorial, product development & technology                                     7.040       32.232          6.681       7.302
  % of Revenues                                                                    39%          54%            44%         45%
Sales and marketing                                                             8.265       35.059          6.085       6.179
  % of Revenues                                                                    46%          58%            40%         38%
General and administrative                                                      3.612       13.793          2.814       3.308
  % of Revenues                                                                    20%          23%            19%         21%
Termination of NBC advertising contract                                             -            -          5.359           -
  % of Revenues                                                                     0%           0%            36%          0%
Restructuring charges                                                           2.013        6.296              -           -
  % of Revenues                                                                    11%          10%             0%          0%
Depreciation and amortization                                                   6.998       23.529          2.959       2.975
  % of Revenues                                                                    39%          39%            20%         19%
                                                                             -------------------------------------------------
Total operating expenses                                                       27.928      110.909         23.898      19.764
  % of Revenues                                                                   156%         185%           159%        123%
                                                                             -------------------------------------------------
Loss from operations                                                           (9.975)     (50.868)        (8.831)     (3.692)

Interest income, net                                                            0.244        2.285          0.163       0.122
Other income/(expense), net                                                     0.017       (0.043)             -           -
Writedown of investments                                                            -       (0.104)             -           -
Gain on sale of assets                                                              -        0.385              -           -
Loss from unconsolidated joint venture                                              -       (0.127)             -           -
Minority interest                                                              (0.050)       0.007         (0.047)     (0.034)
Cumulative effect of accounting change                                              -        0.000         (9.181)          -
                                                                             -------------------------------------------------
Net loss                                                                      $(9.764)    $(48.465)     $ (17.896)    $(3.604)

Net loss per share                                                            $ (0.18)     $ (1.13)       $ (0.34)    $ (0.07)
  Shares outstanding                                                             53.4         42.8           53.4        54.9

Additional Financial Information
Revenue from barter                                                             1.045        2.814          0.890       0.908
  % of Revenues                                                                     6%           5%             6%          6%
Sales and marketing related to NBC/Hearst                                       1.596        5.967          6.243       0.708
EBITDA                                                                         (2.977)     (27.339)        (5.872)     (0.717)
EBITDA - excluding NBC/Hearst                                                  (1.381)     (21.372)         0.371      (0.009)